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                                                                      Exhibit 21

                                  SUBSIDIARIES
                                  ------------



               NAME                            JURISDICTION
               ----                            ------------

     Einstein/Noah Bagel Corp.                   Delaware

     BC Real Estate Investments, Inc.            Delaware

     Mid-Atlantic Restaurant Systems L.P.        Delaware

     Mid-Atlantic Restaurant Systems, Inc.       Delaware

     BC New York L.L.C.                          Delaware